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                                   EXHIBIT 5.1



                           Sims Moss Kline & Davis LLP


                                                       October 23, 2000



Environmental Solutions Worldwide, Inc.
250 Shields Court, Suite 3
Markham, Ontario, Canada, L3R 9W7


          Re: Registration Statement on Form S-8 Relating to the issuance of Common Stock of Environmental Solutions Worldwide, Inc.

Gentlemen:

         With respect to the Registration Statement on Form S-8 (the "Registration Statement"), filed by Environmental Solutions Worldwide, Inc., a Florida corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, up to 50,000 shares of the Company's common stock, par value $0.001 per share, for issuance pursuant to the Warrant Agreements (the "Warrant Agreements") by and between the Company and the warrant holders named therein, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 50,000 shares covered by the Registration Statement, upon the exercise of delivery of such shares and payment therefor in accordance with the terms stated in the Warrant Agreements and the Registration Statement, will be duly and legally authorized, issued and outstanding and will be fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.


                                    Very truly yours,

                                    Sims Moss Kline & Davis LLP

                                    /s/ Raymond L. Moss

                                    By: Raymond L. Moss, Partner